Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 for Premier Commercial Bancorp of our report, dated January 19, 2006, relating to the financial statements of Premier Commercial Bancorp and subsidiary as of December 31, 2005 and 2004 and for each of the years in the two-year period ended December 31, 2005.

We further consent to the reference to our firm under the caption “Experts” in the prospectus which is part of this Registration Statement.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California

April 5, 2006